UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2005

PARAGON FINANCIAL CORPORATION

(Exact name of Registrant as specified in charter)

Delaware	000-27437	94-3227733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2207 Sawgrass Village Drive, Ponte Vedra Beach, Florida	32082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 285-0000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 19, 2005, we completed the acquisition of First Charleston Mortgage, LLC, a privately held South Carolina limited liability company (“FCM”), pursuant to the terms and conditions of a Member Purchase Agreement dated January 19, 2005 (the “Purchase Agreement”) among us, FCM and all of the members of FCM. Pursuant to the Purchase Agreement, we acquired all of the members’ interests of FCM for 4,285,714 shares of our common stock, valued at $214,286 based upon the closing price of $0.05 on January 19, 2005. The actual value of FCM is subject to earnout and minimum future earnings provisions as specified in the Purchase Agreement. All members also entered into non-competition agreements with us.

The description contained in this Item 2.01 of the transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy one (71) calendar days after the date hereof.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy one (71) calendar days after the date hereof.

(c) Exhibits

2.1 Stock Purchase Agreement dated as of January 19, 2005 among Paragon Financial Corporation, First Charleston Mortgage, LLC and the members of First Charleston Mortgage, LLC.

99.1	First Charleston Mortgage, LLC Press Release dated as of January 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARAGON FINANCIAL CORPORATION

By:	/s/ Paul K. Danner
Paul K. Danner
Chairman and Chief Executive Officer

Date: January 26, 2005